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                                                                     EXHIBIT 3.7

                          CERTIFICATE OF INCORPORATION

                                       OF

                        AMERICAN OIL CHANGE CORPORATION

      The undersigned, in order to form a corporation, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

      ARTICLE ONE: The name of the corporation is:
                   AMERICAN OIL CHANGE CORPORATION

      ARTICLE TWO: The address of the registered office of the Corporation is to be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent at that address is The Corporation Trust Company.

      ARTICLE THREE: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

      ARTICLE FOUR: The total number of shares of stock which the corporation shall have authority to issue is ten million (10,000,000) shares of Common Stock, par value one cent ($0.01) per share.

      ARTICLE FIVE: The name and mailing address of the
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incorporator is:

              Alan R. Vogeler, Jr.
              c/o Boyle, Vogeler & Haimes
              30 Rockefeller Plaza, Suite 2815
              New York, New York 10112

      ARTICLE SIX: The corporation is to have perpetual existence.

      ARTICLE SEVEN: Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

      ARTICLE EIGHT: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code,
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order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

      ARTICLE NINE: The Corporation reserves the right to amend, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury this 27 day of March, 1981.


                                              /s/ Alan H. Vogeler, Jr.
                                              ----------------------------------
                                              Alan H. Vogeler, Jr., Incorporator
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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:02 AM 12/22/2000
                                                          001647030 - 2121976

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                         JIFFY LUBE INTERNATIONAL, INC.

                                      INTO

                        AMERICAN OIL CHANGE CORPORATION

                                 * * * * * * *

      Jiffy Lube International, Inc., a corporation organized and existing under the laws of Nevada, DOES HEREBY CERTIFY:

      FIRST: That this corporation was incorporated on May 24, 1979, pursuant to the Nevada Revised Statutes, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

      SECOND: That this corporation owns 100% of the outstanding shares of the stock of American Oil Change Corporation a corporation incorporated on March 31, 1987, pursuant to the Delaware General Corporation Law.

      THIRD: That the directors of Jiffy Lube International, Inc. by the following resolutions of its Board of Directors, duly adopted by unanimous written consent dated December 12, 2000, determined to merge itself into said American Oil Change Corporation

            RESOLVED, that Jiffy Lube International, Inc. merge, and it hereby does merge itself into said American Oil Change Corporation which assumes all of the obligations of Jiffy Lube International, Inc.; and further

            RESOLVED, that the merger shall be effective on December 31, 2000; and further

            RESOLVED, that the terms and conditions of the merger are as follows:

                  Jiffy Lube International, Inc., a Nevada corporation, shall merge itself into American Oil Change Corporation, a Delaware corporation and its wholly owned subsidiary, and thereupon and by virtue thereof, American Oil Change Corporation, the surviving corporation, shall assume all the liabilities and obligations of Jiffy Lube International, Inc. There shall be no change by virtue of the merger in the Certificate of Incorporation of American Oil Change Corporation except the change of name to Jiffy Lube International, Inc. The stock of the American Oil Change Corporation shall remain unchanged. The merger shall be effected pursuant the General Corporation Law of the State of Delaware and the Revised Statutes of the State of Nevada.
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      ; and further

            RESOLVED, that the proposed merger will be submitted to the sole stockholder for approval; and further

            RESOLVED, upon approval of the sole stockholder, that the proper officer of this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself into said American Oil Change Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and further

            RESOLVED, that the name of the surviving corporation be changed by changing Article One of the Certificate of Incorporation of the surviving corporation to read as follows:

            Article One. The name of the corporation is Jiffy Lube International, Inc.

            RESOLVED, that the name change amendment be submitted to the sole stockholder of the Company for approval.

      FOURTH: that the proposed merger has been adopted, approved, certified, executed and acknowledged by Jiffy Lube International, Inc. in accordance with the laws of the State of Nevada, under which the corporation was organized.

      FIFTH: The Certificate of Incorporation of American Oil Change Corporation is amended as follows:

      Article One. The name of the corporation is Jiffy Lube International, Inc.

      SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Jiffy Lube International, Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.
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      IN WITNESS WHEREOF, said Jiffy Lube International, Inc. has caused this
Certificate to be signed by Marc C. Graham, its President, this 12th day of December, 2000.

                                                  JIFFY LUBE INTERNATIONAL, INC.


                                                  By /s/ Marc C. Graham
                                                     ---------------------------
                                                  Marc C. Graham, President